UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2018, Douglas L. Jacobs gave notice to the Board of Directors (the “Board”) of Clear Channel Outdoor Holdings, Inc. (the “Company”) of his resignation from the Board effective immediately. Mr. Jacobs served on the Audit Committee, the Compensation Committee and the Intercompany Note Committee of the Board. Mr. Jacobs’ decision to resign from the Board was not due to any disagreements with the Board, the Company or on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Company’s amended and restated bylaws, on February 15, 2018, the Board appointed Harvey L. Tepner as a member of the Board to fill the vacancy created by Mr. Jacobs’ resignation. Mr. Tepner will serve on the Audit Committee, the Compensation Committee and the Intercompany Note Committee of the Board.

Harvey L. Tepner, age 61, is an independent corporate director and private investor. He was a senior executive of WL Ross & Co. LLC, a private equity and alternative investment fund manager (and a subsidiary of Invesco Ltd., a public mutual fund and asset management company) from 2008 to 2015. From 2002 to 2008, Mr. Tepner was a Partner at Compass Advisers, LLP in charge of its investment banking restructuring practice. Prior to that time, Mr. Tepner was a Managing Director of Loeb Partners Corporation from 1995 to 2002, and before Loeb, served as an officer in the corporate finance departments of Dillon, Read & Co. Inc. and Rothschild Inc. Mr. Tepner began his career with Price Waterhouse in Canada and is a Chartered Accountant and Chartered Professional Accountant (Canada). Mr. Tepner serves as a director of Core-Mark Holding Company, Inc., Alpha Natural Resources Holdings, Inc., Nine West Holdings, Inc., and Village Roadshow Entertainment Group (BVI) Limited. In February 2016, Mr. Tepner was appointed a director of Zochem Inc., the Canadian subsidiary of Horsehead Holding Corp., a publicly traded company operating in Chapter 11, and served until the consummation of reorganization proceedings in September 2016. Mr. Tepner previously served on the boards of several public and private companies including portfolio companies controlled by WL Ross & Co. Mr. Tepner holds a B.A. from Carleton University and an M.B.A. from Cornell University.

Mr. Tepner will participate in the compensation program for independent directors as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2017.

Mr. Tepner will receive the same form of Indemnification Agreement as all other independent directors on the Board, which form was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2009.

Mr. Tepner has not entered into any other material plans, contracts or arrangements in connection with his appointment as a director. There are no arrangements or understandings between Mr. Tepner and any other persons, naming such persons, pursuant to which Mr. Tepner was selected to serve as a director of the Company, nor is he a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: February 20, 2018	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

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